EXHIBIT 5.2

Paris, April 26, 2012

TOTAL S.A.
Tour Coupole
2, place Jean Millier
Arche Nord Coupole/Regnault
92078 Paris La Défense Cedex
France

Total Capital
Tour Coupole
2, place Jean Millier
Arche Nord Coupole/Regnault
92078 Paris La Défense Cedex
France

Total Capital Canada Ltd.
2900, 240 — 4th Avenue S.W.
Calgary, Alberta, T2P 4H4
Canada

Total Capital International
Tour Coupole
2, place Jean Millier
Arche Nord Coupole/Regnault
92078 Paris La Défense Cedex
France

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities (the “Total Debt Securities”) of TOTAL S.A., a société anonyme organized under the laws of the Republic of France (“TOTAL”), guaranteed debt securities (the “Total Capital Guaranteed Securities”) of Total Capital, a société anonyme organized under the laws of the Republic of France (“Total Capital”), guaranteed debt securities (the “Total Canada Guaranteed Securities”) of Total Capital Canada Ltd., a corporation incorporated under the laws of Alberta, Canada (“Total Canada”), guaranteed debt securities (the “ Total International Guaranteed Securities”) of Total Capital International, a société anonyme organized under the laws of the Republic of France (“Total International”) (such securities collectively referred to herein as the “Debt Securities”) and the related guarantees of the Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities and the Total International Guaranteed Securities (collectively referred to herein as the “Guarantees”) by TOTAL, I, as Group U.S. Counsel of TOTAL, have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion, when (i) the Registration Statement on Form F-3 has been duly filed and has become automatically effective under the Act, (ii) each Indenture relating to the Debt Securities has been duly authorized and validly executed, (iii) the Debt Securities have been duly authorized and validly executed, and the terms of each of the Debt Securities and of their issuance and sale have been duly established in conformity with such respective Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding upon TOTAL, Total Capital, Total Canada or Total International, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TOTAL, Total Capital, Total Canada or Total International, as the case may be, (iv) the Guarantees have been duly authorized and validly executed, (v) the text of the Guarantees related to each of the Debt Securities shall have been endorsed on the respective Debt Securities as contemplated in the respective Indenture, and (vi) each of the Debt Securities shall have been issued and sold as contemplated in the Registration Statement:

(1)          each of the Debt Securities will constitute valid and legally binding obligations of TOTAL, Total Capital, Total Canada and Total International, respectively, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(2)          each of the Guarantees related to the Total Capital Guaranteed Securities, Total Canada Guaranteed Securities and Total International Guaranteed Securities will constitute a valid and legally binding obligation of TOTAL, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying as to all matters governed by the laws of the Republic of France upon the opinion dated April 26, 2012, of Peter Herbel, General Counsel to TOTAL, and as to matters governed by the laws of Canada upon the opinion dated April 26, 2012, of Bennett Jones LLP, Canadian counsel to Total Canada, which opinions are being delivered to you by such counsels.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Total Debt Securities, the Total Capital Guaranteed Securities, the Total Canada Guaranteed Securities, the Total International Guaranteed Securities and the Guarantees and to the references to me under the caption “Validity of Securities” in the Prospectus included therein. In giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jonathan E. Marsh
Jonathan E. Marsh
Group U.S. Counsel